Exhibit 99.1

FOR IMMEDIATE RELEASE

Genesis HealthCare Contact:

Investor Relations

610-925-2000

GENESIS HEALTHCARE

REPORTS FOURTH QUARTER AND FISCAL YEAR END 2015 RESULTS

KENNETT SQUARE, PA – (February 22, 2016) – Genesis HealthCare (Genesis, or the Company) (NYSE:GEN), one of the largest post-acute care providers in the United States, today announced operating results for the fourth quarter and fiscal year ended December 31, 2015.  Overall results are consistent with the preliminary results issued by the Company on January 25, 2016.

Highlights

•	Fiscal 2015 Pro forma Adjusted EBITDA of $249.7 million grew 11.6% over the prior year and fourth quarter 2015 Pro Forma Adjusted EBITDA of $39.7 million grew 14.2% over the prior year quarter;

•	Fiscal 2015 Pro forma Adjusted EBITDAR margins of approximately 13.0% grew 60 bps over fiscal year 2014;

•	Fiscal 2015 fixed charge coverage ratio of 1.31x grew from 1.20x in fiscal year 2014; fixed charge coverage of 1.35x is anticipated at the mid-point of 2016 guidance;

•	On December 1, 2015, Genesis completed the acquisition of 19 Revera, Inc. skilled nursing facilities and Revera’s contract rehabilitation business.

“We are pleased to report EBITDA growth in excess of 10% for the fourth consecutive quarter,” commented George V. Hager, Jr., Chief Executive Officer of Genesis. “Despite negative industry pressures, Genesis continues generating positive earnings growth, producing strong free cash flow and improving its fixed charge coverage ratio.”

Mr. Hager continued, “As we look ahead, we remain focused on the long-term drivers of our business – providing high-quality, outcome-oriented care, effectively managing our costs, leveraging our scale through strategic growth opportunities and positioning Genesis to succeed in a world that rewards value based providers.”

Fourth Quarter and Full Year 2015 Results

	Three months ended December 31, 2015		Three months ended December 31, 2014		Pro Forma[1] Non-GAAP Growth
		Pro Forma[1]		Pro Forma[1]
(IN THOUSANDS, EXCEPT PER SHARE DATA)	GAAP	Non-GAAP	GAAP	Non-GAAP	Dollars	Percentage
Net Revenues / Adjusted Net Revenues	$1,440,721	$1,427,223	$1,193,267	$1,397,740	$29,483	2.1%
EBITDAR / Adjusted EBITDAR	155,740	161,031	76,302	153,590	7,441	4.8%
EBITDA / Adjusted EBITDA	118,497	39,682	43,033	34,754	4,928	14.2%
Fully Diluted EPS / Adjusted Fully Diluted EPS	(2.98)	(0.05)	Not applicable as Genesis was privately held

	Twelve months ended December 31, 2015		Twelve months ended December 31, 2014		Pro Forma[1] Non-GAAP Growth
		Pro Forma[1]		Pro Forma[1]
(IN THOUSANDS, EXCEPT PER SHARE DATA)	GAAP	Non-GAAP	GAAP	Non-GAAP	Dollars	Percentage
Net Revenues / Adjusted Net Revenues	$5,619,224	$5,645,287	$4,768,080	$5,585,152	$60,135	1.1%
EBITDAR / Adjusted EBITDAR	697,827	733,150	532,537	692,887	40,263	5.8%
EBITDA / Adjusted EBITDA	547,551	249,666	400,639	223,688	25,978	11.6%
Fully Diluted EPS / Adjusted Fully Diluted EPS	(4.96)	0.23	Not applicable as Genesis was privately held

1 - To facilitate comparisons, pro forma results for the three and twelve months ended December 31, 2015 and 2014 were prepared on a basis assuming the combination of Skilled Healthcare and Genesis HealthCare occurred at the beginning of the respective period presented rather than as of February 2, 2015, which is the actual date of the combination.  See reconciliation of pro forma results to GAAP results in the tables in this release.

Assuming Genesis and Skilled Healthcare were fully combined in all periods presented, Genesis’ adjusted revenue of $1,427.2 million in the fourth quarter of 2015 would have increased $29.5 million or 2.1% over the prior year quarter.  Revenue growth in the fourth quarter of 2015 was positively impacted by approximately $23.0 million due to the acquisition of the 19 Revera facilities on December 1, 2015.  As reported, GAAP basis revenue of $1,440.7 million in the fourth quarter of 2015 increased $247.5 million or 20.7% over the prior year quarter, principally due to the combination with Skilled Healthcare in February 2015.

Assuming Genesis and Skilled Healthcare were fully combined in all periods presented, Genesis’ adjusted revenue of $5,645.3 million in the full year ended December 31, 2015 would have increased $60.1 million or 1.1% over the prior year period.  As was the case for the fourth quarter, revenue growth in the year ended December 31, 2015 was positively impacted by approximately $23.0 million due to the acquisition of the 19 Revera facilities on December 1, 2015.  As reported, GAAP basis revenue of $5,619.2 million in the year ended December 31, 2015 increased $851.1 million or 17.9% over the prior year period, principally due to the combination with Skilled Healthcare in February 2015.

Assuming Genesis and Skilled Healthcare were combined in all periods presented, adjusted EBITDAR of $161.0 million in the fourth quarter of 2015 would have increased $7.4 million or 4.8% over the prior year quarter. GAAP basis loss from continuing operations of $313.0 million in the fourth quarter of 2015 increased $186.1 million principally due to the establishment of a $217.3 million valuation allowance against our net deferred tax assets, as realization of such assets is no longer more likely than not.

Assuming Genesis and Skilled Healthcare were combined in all periods presented, adjusted EBITDAR of $733.2 million in the year ended December 31, 2015 would have increased $40.3 million or 5.8% over the prior year period. GAAP basis loss from continuing operations of $525.5 million in the year ended December 31, 2015 increased $284.4 million over the prior year period principally due to the establishment of the $217.3 million deferred tax valuation allowance previously noted, with the balance due to transaction costs incurred in the Skilled Healthcare combination and other transactions.

Recurring free cash flow in the year ended December 31, 2015 was approximately $58.0 million, derived from adjusted EBITDA of $249.7 million less $77.0 million of cash interest, $70.0 million of recurring capital expenditures and $45.0 million of recurring cash taxes. Recurring free cash flow in the year ended December 31, 2014 was approximately $33.0 million.

Business Development, Acquisitions and Divestitures

During the fourth quarter, Genesis completed its previously announced acquisition of 19 Revera skilled nursing facilities (15 facilities acquired and four facilities leased) and its contract rehabilitation business for approximately $158.0 million.  Genesis expects to acquire the real estate of five additional facilities for approximately $40.0 million upon receipt of regulatory approvals in the state of Vermont, which are still pending. Genesis has committed financing to complete the Revera transaction. In the meantime, Genesis is managing the operations of the five Vermont facilities.  The acquisition, excluding consolidation of the Vermont facilities, is expected to contribute $220.0 million and $24.0 million of year-over-year net revenue and EBITDA, respectively, in 2016.

On January 1, 2016, Genesis sold 18 Assisted Living Facilities in Kansas for $67 million and used the sale proceeds to repay $54.2 million of real estate bridge loan debt. The 18 facilities had 807 beds and aggregate revenue and EBITDA of approximately $23.0 million and $7.3 million, respectively, in 2015.

Genesis continues to look to monetize other non-strategic assets that are expected to generate $100 million to $150 million of after tax cash proceeds.  Genesis intends to use non-strategic asset sale proceeds to repay indebtedness.

Financing Activities

The Company is focused on two near term capital strengthening priorities:  refinancing approximately $440.0 million of real estate bridge loans by the end of 2016 with lower cost HUD guaranteed mortgages or other permanent financing; and reducing the Company’s overall indebtedness with a combination of non-strategic asset sale proceeds and free cash flow.

“Refinancing real estate bridge loans with more attractive long-term financing will serve to extend maturities significantly and grow our fixed charge coverage,” notes Genesis Chief Financial Officer, Tom DiVittorio.  “Our HUD financing activities are on track and we expect to close on the first series of loans near the end of the first quarter of 2016.”

2016 Guidance

The Company reaffirms its previously announced 2016 adjusted net revenue guidance of $5,700.0 million to $5,800.0 million,  adjusted EBITDAR guidance of $765.0 million to $795.0 million, adjusted EBITDA guidance of $267.0 million to $297.0 million, and adjusted net income guidance from continuing operations on a diluted basis of $0.19 to $0.29 per share.

Recurring free cash flow in 2016 is projected to be approximately $64.0 million.  Projected recurring free cash flow is derived from the mid-point of the Company’s 2016 adjusted EBITDA guidance of $282.0 million further adjusted by projected cash interest of $81.0 million, recurring capital expenditures of $85.0 million and cash taxes of $52.0 million.  Cash income taxes assume tax depreciation and amortization expense of approximately $72.0 million and a tax rate of 40%, which further assumes all outstanding stock units are exchanged for common stock.

The 2016 guidance assumes 156.1 million diluted weighted average common shares outstanding and common stock equivalents on a fully-exchanged basis.  The 2016 guidance is prepared on the same basis as the Company’s non-GAAP financial information and therefore assumes the conversion of leases to cash basis leases and excludes the income or loss of newly acquired or constructed businesses with start-up losses or newly divested businesses.   It also excludes transaction related costs, severance and restructuring costs, regulatory defense and related costs, non-cash stock based compensation expense and non-cash impairment charges.

Conference Call

Genesis HealthCare will hold a conference call at 8:30 a.m. Eastern Time on Tuesday, February 23, 2016 to discuss financial results for the fourth quarter and fiscal year ended 2015.  Investors can access the conference call by calling (855) 849-2198 or live via a listen-only webcast through the Genesis web site at http://www.genesishcc.com/investor-relations/, where a replay of the call will also be posted for one year.

2016 RBC Capital Markets Global Healthcare Conference

Genesis also announced today that George V. Hager, Jr., Chief Executive Officer, and Tom DiVittorio, Chief Financial Officer, are scheduled to conduct a fireside chat at the 2016 RBC Capital Markets Global Healthcare Conference on Wednesday, February 24, 2016 at 3:35 p.m. Eastern Time.

A live webcast and replay will also be available on the Company’s website at www.genesishcc.com/investor-relations.

About Genesis HealthCare

Genesis HealthCare (NYSE: GEN) is a holding company with subsidiaries that, on a combined basis, comprise one of the nation's largest post-acute care providers with more than 500 skilled nursing centers and assisted/senior living communities in 34 states nationwide. Genesis subsidiaries also supply rehabilitation and respiratory therapy to more than 1,700 healthcare providers in 45 states, the District of Columbia and China.  References made in this release to "Genesis," "the Company," "we," "us" and "our" refer to Genesis HealthCare and each of its wholly-owned companies. Visit our website at www.genesishcc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue, “plans” or “prospect,” or the negative or other variations thereof or comparable terminology. They include, but are not limited to, statements about Genesis’ expectations and beliefs regarding its future financial performance, anticipated cost management, anticipated acquisitions, anticipated divestitures, anticipated refinancing opportunities and anticipated synergies. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release, and there can be no assurance that they will be achieved or occur, in whole or in part, in the timeframes anticipated by the Company or at all. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Genesis may differ materially from that expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, the following:

•	reductions in Medicare reimbursement rates, or changes in the rules governing the Medicare program could have a material adverse effect on our revenues, financial condition and results of operations;
•	continued efforts of federal and state governments to contain growth in Medicaid expenditures could adversely affect our revenues and profitability;
•

recent federal government proposals could limit the states’ use of provider tax programs to generate revenue for their Medicaid expenditures, which could result in a reduction in our reimbursement rates under Medicaid;

•	revenue we receive from Medicare and Medicaid is subject to potential retroactive reduction;
•	our success is dependent upon retaining key executives and personnel;
•

it can be difficult to attract and retain qualified nurses, therapists, healthcare professionals and other key personnel, which, along with a growing number of minimum wage and compensation related regulations, can increase our costs related to these employees;

•	health reform legislation could adversely affect our revenue and financial condition;
•	annual caps that limit the amounts that can be paid for outpatient therapy services rendered to any Medicare beneficiary may negatively affect our results of operations;
•

we are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance;

•

we face inspections, reviews, audits and investigations under federal and state government programs, such as the Department of Justice, and contracts. These investigations and audits could have adverse findings that may negatively affect our business, including our results of operations, liquidity and financial condition;

•

significant legal actions, which are commonplace in our professions, could subject us to increased operating costs and substantial uninsured liabilities, which would materially and adversely affect our results of operations, liquidity and financial condition;

•

insurance coverages, including professional liability coverage, may become increasingly expensive and difficult to obtain for health care companies, and our self-insurance may expose us to significant losses;

•	we may be unable to reduce costs to offset decreases in our patient census levels or other expenses completely;
•	completed and future acquisitions may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities and integration risks;
•	we lease a significant number of our facilities and may experience risks relating to lease termination, lease expense escalators, lease extensions and special charges;
•

our substantial indebtedness, scheduled maturities and disruptions in the financial markets could affect our ability to obtain financing or to extend or refinance debt as it matures, which could negatively impact our results of operations, liquidity, financial condition and the market price of our common stock;

•

we are subject to numerous covenants and requirements under our various credit and leasing agreements and a breach of any such covenants or requirements could, unless timely and effectively remediated, lead to default and potential cross default under such agreements;

•	the holders of a majority of the voting power of Genesis’ common stock have entered into a voting agreement, and the voting group’s interests may conflict with the interests of other holders;
•	some of our directors are significant stockholders or representatives of significant stockholders, which may present issues regarding diversion of corporate opportunities and other potential conflicts; and
•	we are a “controlled company” within the meaning of NYSE rules and, as a result, qualify for and rely on exemptions from certain corporate governance requirements.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2014, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 when it is filed, discuss the foregoing risks as well as other important risks and uncertainties of which investors should be aware. Any forward-looking statements contained herein are made only as of the date of this release. Genesis disclaims any obligation to update its forward-looking statements or any of the information contained in this release. Investors are cautioned not to place undue reliance on these forward-looking statements.

###

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014

Net revenues	$1,440,721	$1,193,267	$5,619,224	$4,768,080
Salaries, wages and benefits	844,527	742,030	3,289,820	2,904,094
Other operating expenses	365,268	311,267	1,358,983	1,109,699
General and administrative costs	44,983	38,876	175,889	147,063
Provision for losses on accounts receivable	31,666	24,789	100,521	77,670
Lease expense	37,243	33,269	150,276	131,898
Depreciation and amortization expense	61,574	48,544	237,617	193,675
Interest expense	131,573	111,953	507,809	442,724
Loss on extinguishment of debt	—	453	130	1,133
Investment income	(477)	(552)	(1,677)	(3,399)
Other loss (income)	6,121	499	(1,400)	(138)
Transaction costs	4,358	8,070	96,374	13,353
Long-lived asset impairment	28,546	31,399	28,546	31,399
Skilled Healthcare loss contingency expense	—	—	31,500	—
Equity in net (income) loss of unconsolidated affiliates	(986)	555	(2,139)	416
Loss before income tax expense (benefit)	(113,675)	(157,885)	(353,025)	(281,507)
Income tax expense (benefit)	199,317	(34,655)	172,524	(44,022)
Loss from continuing operations	(312,992)	(123,230)	(525,549)	(237,485)
Income (loss) from discontinued operations, net of taxes	352	(8,483)	(1,219)	(14,044)
Net loss	(312,640)	(131,713)	(526,768)	(251,529)
Less net loss (income) attributable to noncontrolling interests	47,149	(1,086)	100,573	(2,456)
Net loss attributable to Genesis Healthcare, Inc.	$(265,491)	$(132,799)	$(426,195)	$(253,985)

Loss per common share:
Basic and diluted:
Weighted average shares outstanding for basic and diluted loss from continuing operations per share	89,197	49,865	85,755	49,865
Basic and diluted net loss per common share:
Loss from continuing operations attributable to Genesis Healthcare, Inc.	$(2.98)	$(2.49)	$(4.96)	$(4.81)
Income (loss) from discontinued operations	-	(0.17)	(0.01)	(0.28)
Net loss attributable to Genesis Healthcare, Inc.	$(2.98)	$(2.66)	$(4.97)	$(5.09)

GENESIS HEALTHCARE, INC.

SELECTED BALANCE SHEET DATA

(UNAUDITED)

(IN THOUSANDS)

	December 31, 2015	December 31, 2014

Cash and cash equivalents	$61,543	$87,548
Total assets	6,091,470	5,141,408
Long-term debt, including current maturities	1,230,157	538,246
Total liabilities	6,710,858	5,598,898

GENESIS HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	Twelve months ended December 31,
	2015	2014

Net cash provided by operating activities (1)	$8,618	$107,652
Net cash used in investing activities	(119,384)	(95,675)
Net cash provided by financing activities	84,761	14,158
Net (decrease) increase in cash and equivalents	(26,005)	26,135
Beginning of period	87,548	61,413
End of period	$61,543	$87,548

(1) - Net cash provided by operating activities in the twelve months ended December 31, 2015 include approximately $71 million of cash payments for transaction related costs.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	As reported	Adjustments				As adjusted
	Three months ended December 31, 2015	Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start-up losses and newly divested facilities (b)	Other adjustments (c)	Total adjustments	Three months ended December 31, 2015

Net revenues	$1,440,721	$—	$(13,498)	$—	$(13,498)	$1,427,223
Salaries, wages and benefits	844,527	—	(6,761)	(2,734)	(9,495)	835,032
Other operating expenses	365,268	—	(6,749)	(68)	(6,817)	358,451
General and administrative costs	44,983	—	—	(2,074)	(2,074)	42,909
Provision for losses on accounts receivable	31,666	—	(403)	—	(403)	31,263
Lease expense	37,243	86,464	(2,358)	—	84,106	121,349
Depreciation and amortization expense	61,574	(34,181)	(1,456)	—	(35,637)	25,937
Interest expense	131,573	(105,662)	(122)	—	(105,784)	25,789
Other loss (income)	6,121	—	(16)	(6,105)	(6,121)	—
Investment income	(477)	—	—	—	—	(477)
Transaction costs	4,358	—	(6)	(4,352)	(4,358)	—
Long-lived asset impairment	28,546	—	—	(28,546)	(28,546)	—
Equity in net income of unconsolidated affiliates	(986)	—	—	—	—	(986)
(Loss) income before income tax expense (benefit)	$(113,675)	$53,379	$4,373	$43,879	$101,631	$(12,044)
Income tax expense (benefit)	199,317	12,390	1,015	(207,152)	(193,747)	5,570
(Loss) income from continuing operations	$(312,992)	$40,989	$3,358	$251,031	$295,378	$(17,614)
(Income) loss from discontinued operations, net of taxes	(352)	201	—	—	201	(151)
Net (loss) income attributable to noncontrolling interests	(47,149)	22,403	(1,007)	16,093	37,489	(9,660)
Net (loss) income attributable to Genesis Healthcare, Inc.	$(265,491)	$18,385	$4,365	$234,938	$257,688	$(7,803)
Depreciation and amortization expense	61,574	(34,181)	(1,456)	—	(35,637)	25,937
Interest expense	131,573	(105,662)	(122)	—	(105,784)	25,789
Other loss (income)	6,121	—	(16)	(6,105)	(6,121)	—
Transaction costs	4,358	—	(6)	(4,352)	(4,358)	—
Long-lived asset impairment	28,546	—	—	(28,546)	(28,546)	—
Income tax expense (benefit)	199,317	12,390	1,015	(207,152)	(193,747)	5,570
(Income) loss from discontinued operations, net of taxes	(352)	201	—	—	201	(151)
Net (loss) income attributable to noncontrolling interests	(47,149)	22,403	(1,007)	16,093	37,489	(9,660)
EBITDA / Adjusted EBITDA	$118,497	$(86,464)	$2,773	$4,876	$(78,815)	$39,682
Lease expense	37,243	86,464	(2,358)	—	84,106	121,349
EBITDAR / Adjusted EBITDAR	$155,740	$—	$415	$4,876	$5,291	$161,031
(Loss) income per common share:
Diluted:
Weighted average shares outstanding for diluted (loss) income from continuing operations per share (d)	89,197					153,671
Diluted net loss from continuing operations per share (e)	$(2.98)					$(0.05)

See (a), (b), (c), (d) and (e) footnote references contained herein.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	As reported	Adjustments			As adjusted	Non-GAAP as adjusted	Pro forma adjusted
	Three months ended December 31, 2014	Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start-up losses and newly divested facilities (b)	Other adjustments (c)	Three months ended December 31, 2014	Skilled Healthcare Group, Inc. three months ended December 31, 2014	Three months ended December 31, 2014

Net revenues	$1,193,267	$—	$(7,815)	$3,093	$1,188,545	$209,195	$1,397,740
Salaries, wages and benefits	742,030	—	(7,745)	(565)	733,720	133,630	867,350
Other operating expenses	311,267	—	(3,575)	(42,238)	265,454	40,510	305,964
General and administrative costs	38,876	—	—	—	38,876	4,176	43,052
Provision for losses on accounts receivable	24,789	—	—	—	24,789	3,213	28,002
Lease expense	33,269	81,801	(1,392)	—	113,678	5,158	118,836
Depreciation and amortization expense	48,544	(33,702)	(319)	—	14,523	6,082	20,605
Interest expense	111,953	(99,706)	—	—	12,247	7,765	20,012
Loss (gain) on extinguishment of debt	453	—	—	(453)	—	—	—
Other loss (income)	499	—	—	(499)	—	(443)	(443)
Investment income	(552)	—	—	—	(552)	—	(552)
Transaction costs	8,070	—	—	(8,070)	—	—	—
Long-lived asset impairment	31,399	—	—	(31,399)	—	—	—
Equity in net loss of unconsolidated affiliates	555	—	—	—	555	(221)	334
(Loss) income before income tax (benefit) expense	$(157,885)	$51,607	$5,216	$86,317	$(14,745)	$9,325	$(5,420)
Income tax (benefit) expense	(34,655)	11,327	1,145	18,946	(3,237)	2,995	(242)
(Loss) income from continuing operations	$(123,230)	$40,280	$4,071	$67,371	$(11,508)	$6,330	$(5,178)
Loss from discontinued operations, net of taxes	8,483	544	—	—	9,027	—	9,027
Net loss attributable to noncontrolling interests	1,086	—	—	—	1,086	—	1,086
Net (loss) income attributable to Genesis Healthcare, Inc.	$(132,799)	$39,736	$4,071	$67,371	$(21,621)	$6,330	$(15,291)
Depreciation and amortization expense	48,544	(33,702)	(319)	—	14,523	6,082	20,605
Interest expense	111,953	(99,706)	—	—	12,247	7,765	20,012
Loss (gain) on extinguishment of debt	453	—	—	(453)	—	—	—
Other loss (income)	499	—	—	(499)	—	(443)	(443)
Transaction costs	8,070	—	—	(8,070)	—	—	—
Long-lived asset impairment	31,399	—	—	(31,399)	—	—	—
Income tax (benefit) expense	(34,655)	11,327	1,145	18,946	(3,237)	2,995	(242)
Loss from discontinued operations, net of taxes	8,483	544	—	—	9,027	—	9,027
Net income attributable to noncontrolling interests	1,086	—	—	—	1,086	—	1,086
EBITDA / Adjusted EBITDA	$43,033	$(81,801)	$4,897	$45,896	$12,025	$22,729	$34,754
Lease expense	33,269	81,801	(1,392)	—	113,678	5,158	118,836
EBITDAR / Adjusted EBITDAR	$76,302	$—	$3,505	$45,896	$125,703	$27,887	$153,590

Loss per common share:
Diluted:
Weighted average shares outstanding for diluted (loss) income from continuing operations per share (d)	49,865
Diluted net income from continuing operations per share (e)	$(2.49)						Not calculated

See (a), (b), (c), (d) and (e) footnote references contained herein.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	As reported	Adjustments			As adjusted	Non-GAAP as adjusted	Pro forma adjusted
	Twelve months ended December 31, 2015	Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start-up losses and newly divested facilities (b)	Other adjustments (c)	Twelve months ended December 31, 2015	Skilled Healthcare Group, Inc. one month ended January 31, 2015	Twelve months ended December 31, 2015

Net revenues	$5,619,224	$—	$(45,613)	$388	$5,573,999	$71,288	$5,645,287
Salaries, wages and benefits	3,289,820	—	(25,890)	(3,211)	3,260,719	43,926	3,304,645
Other operating expenses	1,358,983	—	(22,742)	(10,602)	1,325,639	17,141	1,342,780
General and administrative costs	175,889	—	—	(9,530)	166,359	1,516	167,875
Provision for losses on accounts receivable	100,521	—	(1,011)	—	99,510	1,289	100,799
Lease expense	150,276	341,030	(9,588)	—	481,718	1,766	483,484
Depreciation and amortization expense	237,617	(135,472)	(5,919)	—	96,226	1,998	98,224
Interest expense	507,809	(417,033)	(162)	—	90,614	2,521	93,135
Loss on extinguishment of debt	130	—	—	(130)	—	—	—
Other income (loss)	(1,400)	—	(55)	1,455	—	11	11
Investment income	(1,677)	—	—	—	(1,677)	—	(1,677)
Transaction costs	96,374	—	(69)	(96,305)	—	—	—
Long-lived asset impairment	28,546	—	—	(28,546)	—	—	—
Skilled Healthcare loss contingency expense	31,500	—	—	(31,500)	—	—	—
Equity in net income of unconsolidated affiliates	(2,139)	—	—	—	(2,139)	(146)	(2,285)
(Loss) income before income tax benefit	$(353,025)	$211,475	$19,823	$178,757	$57,030	$1,266	$58,296
Income tax expense (benefit)	172,524	49,088	4,601	(175,844)	50,369	494	50,863
(Loss) income from continuing operations	$(525,549)	$162,387	$15,222	$354,601	$6,661	$772	$7,433
Loss from discontinued operations, net of taxes	1,219	1,283	—	—	2,502	—	2,502
Net (loss) income attributable to noncontrolling interests	(100,573)	29,591	2,088	27,911	(40,983)	531	(40,452)
Net (loss) income attributable to Genesis Healthcare, Inc.	$(426,195)	$131,513	$13,134	$326,690	$45,142	$241	$45,383

Depreciation and amortization expense	237,617	(135,472)	(5,919)	—	96,226	1,998	98,224
Interest expense	507,809	(417,033)	(162)	—	90,614	2,521	93,135
Loss on extinguishment of debt	130	—	—	(130)	—	—	—
Other income (loss)	(1,400)	—	(55)	1,455	—	11	11
Transaction costs	96,374	—	(69)	(96,305)	—	—	—
Long-lived asset impairment	28,546	—	—	(28,546)	—	—	—
Skilled Healthcare loss contingency expense	31,500	—	—	(31,500)	—	—	—
Income tax expense (benefit)	172,524	49,088	4,601	(175,844)	50,369	494	50,863
Loss from discontinued operations, net of taxes	1,219	1,283	—	—	2,502	—	2,502
Net (loss) income attributable to noncontrolling interests	(100,573)	29,591	2,088	27,911	(40,983)	531	(40,452)
EBITDA / Adjusted EBITDA	$547,551	$(341,030)	$13,618	$23,731	$243,870	$5,796	$249,666
Lease expense	150,276	341,030	(9,588)	—	481,718	1,766	483,484
EBITDAR / Adjusted EBITDAR	$697,827	$—	$4,030	$23,731	$725,588	$7,562	$733,150

(Loss) income per common share:
Diluted:
Weighted average shares outstanding for diluted (loss) income from continuing operations per share (d)	85,755						153,671
Diluted net (loss) income from continuing operations per share (e)	$(4.96)						$0.23

See (a), (b), (c), (d) and (e) footnote references contained herein.

GENESIS HEALTHCARE, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	As reported	Adjustments			As adjusted	Non-GAAP as adjusted	Pro forma adjusted
	Twelve months ended December 31, 2014	Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start- up losses and newly divested facilities (b)	Other adjustments (c)	Twelve months ended December 31, 2014	Skilled Healthcare Group, Inc. twelve months ended December 31, 2014	Twelve months ended December 31, 2014

Net revenues	$4,768,080	$—	$(18,526)	$4,260	$4,753,814	$831,338	$5,585,152
Salaries, wages and benefits	2,904,094	—	(16,233)	(2,579)	2,885,282	522,357	3,407,639
Other operating expenses	1,109,699	—	(8,372)	(44,361)	1,056,966	165,644	1,222,610
General and administrative costs	147,063	—	—	—	147,063	28,265	175,328
Provision for losses on accounts receivable	77,670	—	—	—	77,670	13,428	91,098
Lease expense	131,898	320,306	(3,005)	—	449,199	20,000	469,199
Depreciation and amortization expense	193,675	(132,326)	(434)	—	60,915	24,322	85,237
Interest expense	442,724	(391,962)	—	—	50,762	31,240	82,002
Loss (gain) on extinguishment of debt	1,133	—	—	(1,133)	—	—	—
Other (income) loss	(138)	—	—	138	—	(579)	(579)
Investment income	(3,399)	—	—	—	(3,399)	—	(3,399)
Transaction costs	13,353	—	—	(13,353)	—	—	—
Long-lived asset impairment	31,399	—	—	(31,399)	—	—	—
Equity in net income of unconsolidated affiliates	416	—	—	—	416	(1,427)	(1,011)
(Loss) income before income tax (benefit) expense	$(281,507)	$203,982	$9,518	$96,947	$28,940	$28,088	$57,028
Income tax (benefit) expense	(44,022)	31,899	1,488	15,161	4,526	10,548	15,074
(Loss) income from continuing operations	$(237,485)	$172,083	$8,030	$81,786	$24,414	$17,540	$41,954
Loss (income) from discontinued operations, net of taxes	14,044	(2,041)	—	—	12,003	—	12,003
Net loss attributable to noncontrolling interests	2,456	—	—	—	2,456	—	2,456
Net (loss) income attributable to Genesis Healthcare, Inc.	$(253,985)	$174,124	$8,030	$81,786	$9,955	$17,540	$27,495
Depreciation and amortization expense	193,675	(132,326)	(434)	—	60,915	24,322	85,237
Interest expense	442,724	(391,962)	—	—	50,762	31,240	82,002
Loss (gain) on extinguishment of debt	1,133	—	—	(1,133)	—	—	—
Other (income) loss	(138)	—	—	138	—	(579)	(579)
Transaction costs	13,353	—	—	(13,353)	—	—	—
Long-lived asset impairment	31,399	—	—	(31,399)	—	—	—
Income tax (benefit) expense	(44,022)	31,899	1,488	15,161	4,526	10,548	15,074
Loss (income) from discontinued operations, net of taxes	14,044	(2,041)	—	—	12,003	—	12,003
Net income attributable to noncontrolling interests	2,456	—	—	—	2,456	—	2,456
EBITDA / Adjusted EBITDA	$400,639	$(320,306)	$9,084	$51,200	$140,617	$83,071	$223,688
Lease expense	131,898	320,306	(3,005)	—	449,199	20,000	469,199
EBITDAR / Adjusted EBITDAR	$532,537	$—	$6,079	$51,200	$589,816	$103,071	$692,887

Loss per common share:
Diluted:
Weighted average shares outstanding for diluted (loss) income from continuing operations per share (d)	49,865
Diluted net (loss) income from continuing operations per share (e)	$(4.81)						Not calculated

See (a), (b), (c), (d) and (e) footnote references contained herein.

(a)

Our leases are classified as either operating leases, capital leases or financing obligations pursuant to applicable guidance under U.S. GAAP.  We view the primary provisions and economics of these leases, regardless of their accounting treatment, as being nearly identical.  Virtually all of our leases are structured with triple net terms, have fixed annual rent escalators and have long-term initial maturities with renewal options.  Accordingly, in connection with our evaluation of the financial performance of the Company, we reclassify all of our leases to operating lease treatment and reflect lease expense on a cash basis.  This approach allows us to better understand the relationship in each reporting period of our operating performance, as measured by EBITDAR and Adjusted EBITDAR, to the cash basis obligations to our landlords in that reporting period, regardless of the lease accounting treatment.  This presentation and approach is also consistent with the financial reporting and covenant compliance requirements contained in all of our major lease and loan agreements.  The following table summarizes the reclassification adjustments necessary to present all leases as operating leases on a cash basis.

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
	(in thousands)
Lease expense:
Cash rent - capital leases	$22,989	$22,602	$91,899	$89,683
Cash rent - financing obligations	65,550	61,911	257,121	242,918
Non-cash - operating lease arrangements	(2,075)	(2,712)	(7,990)	(12,295)
Lease expense adjustments	$86,464	$81,801	$341,030	$320,306

Depreciation and amortization expense:
Capital lease accounting	$(8,974)	$(8,257)	$(35,544)	$(35,385)
Financing obligation accounting	(25,207)	(25,445)	(99,928)	(96,941)
Depreciation and amortization expense adjustments	$(34,181)	$(33,702)	$(135,472)	$(132,326)

Interest expense:
Capital lease accounting	$(26,514)	$(26,350)	$(104,660)	$(100,846)
Financing obligation accounting	(79,148)	(73,356)	(312,373)	(291,116)
Interest expense adjustments	$(105,662)	$(99,706)	$(417,033)	$(391,962)

Total pre-tax lease accounting adjustments	$(53,379)	$(51,607)	$(211,475)	$(203,982)

(b)

The acquisition and construction of new businesses has become an important element of our growth strategy.  Many of the businesses we acquire have a history of operating losses and continue to generate operating losses in the months that follow our acquisition.  Newly constructed or developed businesses also generate losses while in their start-up phase.  We view these losses as both temporary and an expected component of our long-term investment in the new venture.  We adjust these losses when computing Adjusted EBITDAR and Adjusted EBITDA in order to better evaluate the performance of our core business.  The activities of such businesses are adjusted when computing Adjusted EBITDAR and Adjusted EBITDA until such time as a new business generates positive Adjusted EBITDA.  The operating performance of new businesses are no longer adjusted when computing Adjusted EBITDAR and Adjusted EBITDA beginning the period in which a new business generates positive Adjusted EBITDA and all periods thereafter.  The divestiture of underperforming or non-strategic facilities has also become an important element of our earnings optimization strategy.  We eliminate the results of divested facilities beginning in the quarter in which they become divested.  We view the losses associated with the wind down of such divested facilities as non-recurring and not indicative of the performance of our core business.

(c)

Other adjustments represent costs or gains associated with transactions or events that we do not believe are reflective of our core recurring operating business.  Other adjustments also include the effect of expensing non-cash stock-based compensation related to restricted stock units.  The following items were realized in the periods presented.

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
	(in thousands)
Severance and restructuring (1)	$364	$6,762	$3,485	$8,975
Regulatory defense and related costs (2)	2,237	3,124	4,992	5,085
New business development costs (3)	—	511	—	1,641
Self-insurance adjustment (4)	—	35,499	10,500	35,499
Transaction costs (5)	4,352	8,070	96,305	13,353
Long-lived asset impairment (9)	28,546	31,399	28,546	31,399
Skilled Healthcare loss contingency expense (8)	—	—	31,500	—
Loss on early extinguishment of debt	—	453	130	1,133
Other loss (income) (6)	6,105	499	(1,455)	(138)
Stock based compensation (7)	2,275	—	4,754	—
Tax benefit from total adjustments	(10,185)	(18,946)	(41,493)	(15,161)
Deferred tax valuation allowance adjustment (10)	217,337	—	217,337	—
Total other adjustments	$251,031	$67,371	$354,601	$81,786

(1)	We incurred costs related to the termination, severance and restructuring of certain components of the Company’s business.
(2)	We incurred legal defense and other related costs in connection with certain matters in dispute or under appeal with regulatory agencies.
(3)	We incurred business development costs in connection with the evaluation and start-up of services outside our existing service offerings.
(4)

In the twelve months ended December 31, 2015, we incurred a self-insured program adjustment of $10.5 million for the actuarially developed GLPL and worker's compensation claims related to policy periods 2014 and prior.  In the three and twelve months ended December 31, 2014 we incurred a self-insured program adjustment of $35.5 million for the actuarial developed GLPL and workers' compensation claims related to prior policy years specifically related to the Sun Healthcare business acquired in December 2012.

(5)	We incurred costs associated with transactions including the combination with Skilled Healthcare Group, Inc. and other transactions.
(6)	We realized net gains and losses on the sale of certain assets in the years ended December 31, 2015 and 2014.
(7)	We incurred non-cash stock-based compensation related to restricted stock units.
(8)	We recognized $31.5 million of loss contingency expense associated with three Skilled Healthcare regulatory matters.
(9)	We incurred non-cash charges in connection with long-lived asset impairment testing.

(10) We established a valuation allowance against our net deferred tax assets, as realization of such assets is no longer more likely than not.

(d)	Assumes 153.7 million diluted weighted average common shares outstanding and common stock equivalents on a fully exchanged basis.
(e)

Pro forma adjusted income from continuing operations per share assumes a calculated tax rate of 40%, and is computed as follows:  Pro forma adjusted income before income taxes x (1 - 40% tax rate) / diluted weighted average shares on a fully exchanged basis.

SKILLED HEALTHCARE GROUP, INC.

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAR, ADJUSTED EBITDA AND ADJUSTED EBITDAR

(UNAUDITED)

(IN THOUSANDS)

	GAAP as reported		Non-GAAP as adjusted	GAAP as reported		Non-GAAP as adjusted	GAAP as reported			Non-GAAP as adjusted
	One month ended January 31, 2015	Adjust	One month ended January 31, 2015	Three months ended December 31, 2014	Adjust	Three months ended December 31, 2014	Twelve months ended December 31, 2014		Adjust	Twelve months ended December 31, 2014

Net revenues	$71,288	$—	$71,288	$210,359	$(1,164)	$209,195		$833,256	$(1,918)	$831,338
		—	—		—	—			—	—
Salaries, wages and benefits	44,842	(916)	43,926	134,121	(491)	133,630		523,565	(1,208)	522,357
Other operating expenses	17,486	(345)	17,141	42,005	(1,495)	40,510		183,801	(18,157)	165,644
General and administrative costs	1,516	—	1,516	13,838	(9,662)	4,176		39,989	(11,724)	28,265
Provision for losses on accounts receivable	1,289	—	1,289	3,213	—	3,213		13,575	(147)	13,428
Lease expense	1,766	—	1,766	5,158	—	5,158		20,000	—	20,000
Depreciation and amortization expense	1,998	—	1,998	6,082	—	6,082		24,322	—	24,322
Interest expense	2,521	—	2,521	7,765	—	7,765		31,240	—	31,240
Loss on extinguishment of debt	—	—	—	—	—	—		843	(843)	—
Impairment of long-lived assets	—	—	—	—	—	—		82	(82)	—
Other (income) loss	11	—	11	(443)		(443)		(579)	—	(579)
Transaction costs	4,638	(4,638)	—	—	—	—		—	—	—
Equity in net income of unconsolidated affiliates	(146)	—	(146)	(221)	—	(221)		(1,427)	—	(1,427)
Income tax (benefit) expense	(1,807)	2,301	494	(1,094)	4,089	2,995	-	(1,247)	11,795	10,548

Net (loss) income	(2,826)	3,598	772	(65)	6,395	6,330		(908)	18,448	17,540
							-
Depreciation and amortization expense	1,998	—	1,998	6,082	—	6,082		24,322	—	24,322
Interest expense	2,521	—	2,521	7,765	—	7,765		31,240	—	31,240
Loss on extinguishment of debt	—	—	—	—	—	—		843	(843)	—
Transaction costs	4,638	(4,638)	—	—	—	—		—	—	—
Impairment of long-lived assets	—	—	—	—	—	—		82	(82)	—
Other (income) loss	11	—	11	(443)	—	(443)		(579)	—	(579)
Income tax (benefit) expense	(1,807)	2,301	494	(1,094)	4,089	2,995		(1,247)	11,795	10,548

EBITDA / Adjusted EBITDA	4,535	1,261	5,796	12,245	10,484	22,729		53,753	29,318	83,071
Lease expense	1,766	—	1,766	5,158	—	5,158		20,000	—	20,000

EBITDAR / Adjusted EBITDAR	$6,301	$1,261	$7,562	$17,403	$10,484	$27,887		$73,753	$29,318	$103,071

The following adjustments represent costs or gains associated with transactions or events that we do not believe are reflective of Skilled Healthcare Group's recurring operating business.

	One month ended January 31, 2015	Three months ended December 31, 2014	Twelve months ended December 31, 2014
Severance and restructuring	$1,220	$162	$1,592
Regulatory defense and related costs	41	—	—
Exist costs of divested facilities	—	—	397
Professional fees related to non-routine matters	—	8,086	21,982
Losses at skilled nursing facility not at full operation	—	442	1,025
Loss on disposal of asset	—	—	68
Loss on extinguishment of debt	—	—	843
Non-cash stock compensation	371	1,794	4,254
Impairment of long-lived assets	—	—	82
Transaction costs	4,267	—	—
Tax benefit of total adjustments	(2,301)	(4,089)	(11,795)
Total adjustments	$3,598	$6,395	$18,448

GENESIS HEALTHCARE, INC.

KEY FINANCIAL PERFORMANCE INDICATORS

(UNAUDITED)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
	(In thousands)		(In thousands)
Financial Results
Net revenues	$1,440,721	$1,193,267	$5,619,224	$4,768,080
EBITDAR	155,740	76,302	697,827	532,537
EBITDA	118,497	43,033	547,551	400,639
Adjusted EBITDAR	161,031	125,703	725,588	589,816
Adjusted EBITDA	39,682	12,025	243,870	140,617
Pro forma adjusted EBITDAR	161,031	153,590	733,150	692,887
Pro forma adjusted EBITDA	39,682	34,754	249,666	223,688

INPATIENT SEGMENT:	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014

Occupancy Statistics - Inpatient
Available licensed beds in service at end of period	58,841	46,407	58,841	46,407
Available operating beds in service at end of period	57,325	45,058	57,325	45,058
Available patient days based on licensed beds	5,121,285	4,256,802	20,216,691	16,967,951
Available patient days based on operating beds	5,010,717	4,134,842	19,663,712	16,463,613
Actual patient days	4,310,058	3,665,213	17,061,645	14,679,338
Occupancy percentage - licensed beds	84.2%	86.1%	84.4%	86.5%
Occupancy percentage - operating beds	86.0%	88.6%	86.8%	89.2%
Skilled mix	20.3%	21.4%	21.4%	21.7%
Average daily census	46,848	39,839	46,744	40,217

Revenue per patient day (skilled nursing facilities)
Medicare Part A	$510	$495	$504	$492
Medicare total (including Part B)	553	532	543	530
Insurance	447	450	448	450
Private and other	295	312	295	316
Medicaid	217	215	216	213
Medicaid (net of provider taxes)	196	194	195	193
Weighted average (net of provider taxes)	$268	$269	$270	$270

Patient days by payor (skilled nursing facilities)
Medicare	522,488	501,239	2,214,184	2,076,272
Insurance	289,540	230,073	1,172,776	900,663
Total skilled mix days	812,028	731,312	3,386,960	2,976,935
Private and other	297,293	243,004	1,160,070	971,500
Medicaid	2,880,344	2,444,435	11,272,487	9,759,092
Total Days	3,989,665	3,418,751	15,819,517	13,707,527

Patient days as a percentage of total patient days (skilled nursing facilities)
Medicare	13.1%	14.7%	14.0%	15.1%
Insurance	7.2%	6.7%	7.4%	6.6%
Skilled mix	20.3%	21.4%	21.4%	21.7%
Private and other	7.5%	7.1%	7.3%	7.1%
Medicaid	72.2%	71.5%	71.3%	71.2%
Total	100.0%	100.00%	100.0%	100.0%

Facilities at end of period
Skilled nursing facilities:
Leased	381	359	381	359
Owned	49	2	49	2
Joint Venture	5	5	5	5
Managed *	40	14	40	14
Total skilled nursing facilities	475	380	475	380
Total licensed beds	58,046	46,204	58,046	46,204

Assisted living facilities:
Leased	30	28	30	28
Owned	22	1	22	1
Joint Venture	1	1	1	1
Managed	3	4	3	4
Total assisted living facilities	56	34	56	34
Total licensed beds	3,985	2,762	3,985	2,762
Total facilities	531	414	531	414

Total Jointly Owned and Managed– (Unconsolidated)	22	17	22	17

REHABILITATION THERAPY SEGMENT:	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Revenue mix %:
Company-operated	37%	38%	38%	37%
Non-affiliated	63%	62%	62%	63%
Sites of service (at end of period)	1,670	1,358	1,670	1,358
Revenue per site	$165,622	$163,218	$672,296	$687,782
Therapist efficiency %	68%	65%	69%	68%

*In 2015, includes 20 facilities located in Texas for which the real estate is owned by Genesis.